Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

VOLATO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, $0.0001 par value per share (issuable upon conversion of convertible notes)	457(c)	17,205,459	(1)	$2.361	(2)	$40,622,088.70	0.00013810	$5,609.91	-	-	-
Fees Previously Paid	-	-	-	-		-		-	-	-	-	-	-

Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-	-	-	-	-	-
	Total Offering Amounts							$40,622,088.70		$5,609.91
	Total Fees Previously Paid									-
	Total Fee Offsets									$2,301.28
	Net Fee Due (3)									$3,308.63

(1)	Consists of 17,205,459 shares of Common Stock issuable upon conversion of the Third Tranche Note and the Fourth Tranche Note. Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price was estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act using the average of the high and low prices as reported on October 21, 2025.

(3)	The filing fee due for this Registration Statement is $5,609.91. In connection with the Registration Statement on Form S-1 (No. 333-278913) filed on April 24, 2024, the registrant paid a filing fee in the amount of $3,690.00 and, as described further below, such previously paid fee offsets the filing fee currently due pursuant to Rule 457(p) of the Securities Act. As a result, the net fee due for this filing is $3,308.63.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Volato Group, Inc.	Form S-1	333-278913	April 24, 2024		$2,301.28	Equity	Common Stock, par value $0.0001 per share	N/A(1)	N/A(1)
Fee Offset Source	Volato Group, Inc.	Form S-1	333-278913		April 24, 2024						$3,690.00

(1)	A filing fee of $3,690.00 was previously paid in connection with the registration statement on Form S-1 (No. 333-278913) filed by the registrant on April 24, 2024. The registrant withdrew the registration statement on Form S-1 (No. 333-278913) by filing a Form RW on December 9, 2024. As the registration statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee was used to offset the filing fee of $2,918.73 that was due in connection with a registration statement on Form S-3 (File No. 333-284241) filed by the registrant on January 13, 2025. However, the registrant withdrew the registration statement on Form S-3 (File No. 333-284241) by filing a Form RW on March 17, 2025. As the registration statement was not declared effective, no securities were sold thereunder. Accordingly, the full $3,690.00 filing fee previously paid in connection with the registration statement on Form S-1 (No. 333-278913) remained available to be used. In connection with the registration statement on Form S-1 filed by the Company on May 7, 2025 (File No. 333-287015), the Company used $1,388.72 of the $3,690.00 fee previously paid to offset the filing fee that was then due. As a result, $2,301.28 remains available to be used and, in accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $5,609.91 currently due pursuant to this registration statement.